UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2017

InsPro Technologies Corporation

(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Chester Pike

Suite 400

Eddystone, Pennsylvania 19022

(Address of principal executive offices)

(484) 654-2200

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Private Placement

On April 20, 2017, InsPro Technologies Corporation, a Delaware corporation (the “Company”), entered into and completed a private placement (the “Private Placement”) with The Co-Investment Fund II, L.P. (the “Investor”), for an aggregate of 1,000,000 shares (each, a “Preferred Share”) of its Series

C Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”) pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Company agreed to sell to the Investor 1,000,000 shares of Preferred Stock in the Private Placement at a per share price equal to $2.00.

The Preferred Stock is entitled to vote as a single class with the holders of the Company’s Common Stock, with each Preferred Share having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each Preferred Share is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Preferred Stock original issue price, subject to certain customary adjustments, or (B) the amount such Preferred Share would receive if it participated pari passu with the holders of shares of common stock of the Company, par value $0.001 per share (“Common Stock”) on an as-converted basis. Each Preferred Share is convertible into 20 shares of Common Stock (the “Shares”). For so long as any Preferred Shares are outstanding, the vote or consent of the Holders of at least two-thirds of the Preferred Shares is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 Preferred Shares are outstanding, the vote or consent of the holders of at least two-thirds of the Preferred Shares is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Preferred Stock with an amount per share equal to two and a half (2.5) times the Preferred Stock original issue price plus any declared but unpaid dividends.

The closing of the Private Placement was subject to customary closing conditions. The gross proceeds from the closing of the Private Placement were $2,000,000, and the Company intends to use the net proceeds of the Private Placement for working capital purposes.

In connection with the signing of the Purchase Agreement, the Company and the Investor also entered into a registration rights agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of Registrable Securities, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 60 days following the date of the filing of the Registration Statement (or 120 days following the date of the filing of the Registration Statement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of Registrable Securities notice of such intent, and such holders shall have the option to register their Registrable Securities on such additional registration statement. The Registration Rights Agreement also provides for payment of partial damages to the Investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

The Company also agreed, pursuant to the terms of the Purchase Agreement, that for a period of 90 days after the effective date of the Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company.

The Purchase Agreement also provides for a customary participation right for the Investor, subject to certain exceptions and limitations, which grants the Investor the right to participate in any future capital raising financings of the Company occurring from the effective date of the Purchase Agreement until 24 months after the effective date of the Purchase Agreement. The Investor may participate in such financings at a level based on the Investor’s ownership percentage of the Company on a fully-diluted basis prior to such financing.

The foregoing is a summary of the terms of the Purchase Agreement and the Registration Rights Agreement and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Purchase Agreement and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Purchase Agreement and the Registration Rights Agreement in Item 1.01 of this Report is hereby incorporated into this Item 3.02 by reference.

The Preferred Stock are being offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing shares of Preferred Stock to be issued and sold in the Private Placement contain restrictive legends preventing the sale, transfer or other disposition of such Preferred Shares unless registered under the Securities Act or sold pursuant to an exemption therefrom. As described in Item 1.01 of this current report, the Company has agreed to file a Registration Statement for the resale of the Shares. This current report is not an offer to sell or the solicitation of an offer to buy shares of Preferred Stock or other securities of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Private Placement, the board of directors of the Company approved a Certificate of Designation of Series C Convertible Preferred Stock of the Company (the “Certificate of Designation”) setting forth the rights, preferences and limitations of the Preferred Stock. On April 19, 2017, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware.

The Certificate of Designation provides, among other things, that upon the liquidation, sale or merger of the Company, the holder of a share of Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Preferred Stock original issue price, subject to certain customary adjustments, or (B) the amount such Preferred Share would receive if it participated pari passu with the holders of shares of Common Stock on an as-converted basis.

Each Preferred Share is convertible into 20 shares of Common Stock.

For so long as any Preferred Shares are outstanding, the vote or consent of the Holders of at least two-thirds of the Preferred Shares is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 Preferred Shares are outstanding, the vote or consent of the holders of at least two-thirds of the Preferred Shares is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Preferred Stock with an amount per share equal to two and a half (2.5) times the Preferred Stock original issue price plus any declared but unpaid dividends.

This foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the complete text of such certificate, a copy of which is filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation of Series C Convertible Preferred Stock of InsPro Technologies Corporation, filed with the Secretary of State of the State of Delaware on April 19, 2017
4.1	Securities Purchase Agreement, dated April 20, 2017, by and among InsPro Technologies Corporation and the investor signatory thereto
4.2	Registration Rights Agreement, dated April 20, 2017, by and among InsPro Technologies Corporation and the investor signatory thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	April 21, 2017	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation of Series C Convertible Preferred Stock of InsPro Technologies Corporation, filed with the Secretary of State of the State of Delaware on April 19, 2017
4.1	Securities Purchase Agreement, dated April 20, 2017, by and among InsPro Technologies Corporation and the investor signatory thereto
4.2	Registration Rights Agreement, dated April 20, 2017, by and among InsPro Technologies Corporation and the investor signatory thereto